UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

NANOMIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2121 Williams Street, San Leandro, CA 94577

(Address of principal executive offices)

(510) 428-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2023 (the “Effective Date”), Nanomix Corporation (the “Company”) appointed David Ludvigson as interim chief executive officer of the Company, effective immediately. Mr. Ludvigson does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer. There is no understanding or arrangement between Mr. Ludvigson and any other person pursuant to which Mr. Ludvigson was selected as an executive officer. There are no transactions in which Mr. Ludvigson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Ludvigson succeeds Dr. Thomas Schlumpberger who unexpectedly passed away on November 2, 2023.

Mr. Ludvigson served as chief executive officer of the Company from June 2021 to July 2022, chief financial officer from June 2021 until January 2023 and as a director since June 2021. From June 2013 to June 2021, he served as CEO of Nanomix, Inc. From October 2009 through present day, Mr. Ludvigson has served as President of Knight Ludvigson Advisors providing advisory and business consulting services to Life Science and Technology companies including M&A, financing, business strategy, go to market planning and sales channel strategy and implementation. Mr. Ludvigson serves on the board of directors of Imagion Biosystems, Inc. (OTC: IBXXF), One BioMed PTE LTD (privately held), Incando Therapeutics Inc. (privately held) and China Stem Cells Ltd. (privately held). Mr. Ludvigson received his BS and MAS in Accounting from Gies College of Business – University of Illinois Urbana-Champaign.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOMIX CORPORATION

	By:	/s/ Chris Hetterly
	Name:	Chris Hetterly
	Title:	Chief Financial Officer

Date: November 24, 2023